UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)                    October 30, 2007

ENZON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-12957	22-2372868

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

685 Route 202/206, Bridgewater, New Jersey	08807

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code                    (908) 541-8600

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On October 30, 2007, Enzon Pharmaceuticals, Inc. (“Enzon”) issued a press release reporting certain financial and other information for the quarter ended September 30, 2007. A copy of Enzon’s press release dated October 30, 2007, is attached as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 2.02.
In addition, Enzon will broadcast live by webcast its Investor Day meeting from approximately 8:30 a.m. to 1:00 p.m. Eastern Time on Tuesday, October 30, 2007. During the meeting, members of Enzon’s executive management team and heads of various research and development programs will provide updates on the status of several programs currently underway, as well as earnings for the quarter ended September 30, 2007. The meeting will be webcast via the internet at http://www.vcall.com/IC/CEPage.asp?ID=122287 and an archived replay will be available after the event until Friday, November 30, 2007 at approximately 12:01 am Eastern Time. Listeners should log on to the website at least fifteen minutes before this event to download and install any necessary audio software.
The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in that filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Enzon Pharmaceuticals, Inc. dated October 30, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 30, 2007

By:	/s/ Craig A. Tooman
Craig A. Tooman
Executive Vice President, Finance and Chief Financial Officer